Exhibit 99.1


                   Reports Fiscal Fourth Quarter and Year End
       2006 Results; Strength in Enterprise and Consumer Sales Outweighs
                         Seasonal Weakness in Computing


    SAN JOSE, Calif.--(BUSINESS WIRE)--May 8, 2006--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading provider of vital semiconductor solutions, today announced results for the fiscal fourth quarter and year ended April 2, 2006. The Company's revenues and EPS for the quarter were at the higher end of the Company's projections provided on the third quarter earnings call on January 26, 2006.
    The following highlights the Company's financial performance on both a GAAP and non-GAAP basis. Results for fiscal 2006 include the impact of the Integrated Circuit Systems, Inc. (ICS) merger, which was completed on September 16, 2005. The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management's determination that they are not directly reflective of on-going operations.

    -- Revenues for the fiscal fourth quarter of 2006 were $167.5 million, an increase of 4 percent from the $160.8 million reported in the fiscal third quarter of 2006.

    -- Revenues for fiscal year 2006 were $ 527.8 million, an increase of 35 percent from the $390.6 million reported in fiscal year 2005.

    -- GAAP net loss for the fourth quarter was $26.5 million, or a loss of $0.13 per diluted share. This compares to a net loss of $42.3 million, or a loss of $0.21 per diluted share for the third quarter of fiscal 2006. Fourth quarter of fiscal 2006 GAAP results include $60.8 million of acquisition-related charges (including $55.9 million in intangibles amortization), a $3.2 million tax benefit related to the favorable treatment of repatriated earnings and $2.3 million in restructuring-related charges. Non-GAAP net income for the fourth quarter of fiscal 2006 was $30.7 million or $0.15 per diluted share, compared to net income of $27.8 million or $0.14 per diluted share in the third quarter of fiscal 2006. For further description and a complete reconciliation of GAAP to non-GAAP results, please refer to the attached tables.

    -- GAAP net loss for fiscal year 2006 was $81.7 million, or a loss of $0.52 per diluted share, compared with GAAP net income for fiscal year 2005 of $13.3 million, or $0.12 per diluted share. Non-GAAP net income for fiscal year 2006 was $75.2 million or $0.47 per diluted share, compared to net income of $35.5 million or $0.33 per diluted share in fiscal year 2005. Non-GAAP EPS increased 42 percent year over year.

    -- GAAP gross profit for the fourth quarter of fiscal 2006 was $53.5 million, compared to GAAP gross profit of $45.6 million in the prior quarter. Non-GAAP gross profit for the fourth quarter of fiscal 2006 was $92.2 million, compared to non-GAAP gross profit of $86.9 million in the prior quarter.

    -- GAAP operating expenses for the fiscal fourth quarter were $85.8 million, compared to GAAP operating expenses of $83.9 million in the prior quarter. Non-GAAP operating expenses for the fiscal fourth quarter were $61.3 million, compared to non-GAAP operating expenses of $59.7 million in the prior quarter

    "We are very pleased to close an exciting year with another strong quarter that reflects the health of our end markets and new product momentum," said Greg Lang, president and CEO of IDT. "We saw significant strength in our communications and consumer end markets that offset seasonal weakness in computing. We also benefited from new digital consumer and server product ramps. We look forward to fiscal 2007 as we continue to drive revenue growth and increase our profitability with best-in-class products targeting communications, computing and consumer end markets."

    Board of Directors Approves New $50 million Share Repurchase
Program

    The IDT board of directors has approved a new $50 million share repurchase program, which the Company expects to commence in the current quarter. The Company's prior share repurchase program of $75 million was completed during the fiscal fourth quarter of 2006. Under the prior program, the Company repurchased approximately 5.7 million shares.
    Repurchases under the Company's new stock repurchase program may be made from time-to-time in the open market and in negotiated transactions, including block transactions or accelerated stock repurchase transactions, at times and at prices considered appropriate by the Company. The repurchase program is effective immediately and may be discontinued at any time. As of April 2, 2006, IDT had approximately 198 million shares outstanding and approximately $296 million in cash and cash equivalents.

    Webcast and Conference Call Information

    Investors can listen to a live or replay webcast of the Company's quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. PDT on May 8, 2006. The webcast replay will be available after 5 p.m. PDT on May 8 through May 15, 2006.
    Investors can also listen to the live call at 1:30 p.m. PDT May 8, 2006 by calling (888) 423-3271 or (612) 332-0530. The conference call replay will be available after 5 p.m. PDT on May 8 through 11:59 p.m. PDT on May 15, 2006 at (800) 475-6701 or (320) 365-3844. The access code is 823814.

    Investor Information

    IDT stock is traded on the NASDAQ Stock Market(R) under the symbol "IDTI." The company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

    About IDT

    IDT is a world leader in developing and delivering vital semiconductor solutions that enable customers to accelerate innovation. IDT solutions help customers solve complex system design challenges associated with the evolving requirements of communications, computing and consumer applications. By leveraging its system knowledge and extensive blend of technologies, IDT is able to deliver essential solutions, including timing products, network search engines, flow-control management ICs and products for standards-based serial switching. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world.

    Forward Looking Statements

    Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, including integration of both ICS and the assets we recently acquired from Freescale, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company's Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended April 3, 2005 and Quarterly Report on Form 10-Q for the period ended January 1, 2006.

    IDT and the IDT logo are trademarks of Integrated Device
Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.




                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except  per share data)

                          Three Months Ended           Year Ended
----------------------------------------------------------------------
                      April 2,   Jan. 1,  April 3,  April 2,  April 3,
                       2006 (a)  2006 (a)   2005    2006 (a)    2005
                      --------- --------- -------- --------- ---------

Revenues              $167,459  $160,792  $97,004  $527,778  $390,640

Cost of revenues       112,760   115,358   47,321   346,843   193,762

Restructuring and
 Asset Impairment        1,162      (164)   2,961     3,368     1,380
                      --------- --------- -------- --------- ---------


Gross profit            53,537    45,598   46,722   177,567   195,498
                      --------- --------- -------- --------- ---------

Operating expenses:

  Research and
   development          35,825    36,229   25,914   127,591   103,729

  Selling, general
   and administrative   49,956    47,844   20,537   142,518    76,016

  Acquired in-process
   research and
   development              --      (200)      65     2,300     1,830
                      --------- --------- -------- --------- ---------

Total operating
 expenses               85,781    83,873   46,516   272,409   181,575
                      --------- --------- -------- --------- ---------

Operating income
 (loss)                (32,244)  (38,275)     206   (94,842)   13,923

Interest expense           (87)      (61)     (16)     (222)     (102)

Other-than-temporary
 impairment of
 investments                --        --       --    (1,705)  (12,831)

Interest income and
 other, net              2,586     3,005    3,377    12,660    12,363
                      --------- --------- -------- --------- ---------

Income (loss) before
 income taxes          (29,745)  (35,331)   3,567   (84,109)   13,353

Provision for income
 taxes                  (3,205)    6,957   (2,612)   (2,401)       20
                      --------- --------- -------- --------- ---------

Net income (loss)     $(26,540) $(42,288) $ 6,179  $(81,708) $ 13,333
                      ========= ========= ======== ========= =========


Net income (loss)
 per share:

Basic                 $  (0.13) $  (0.21) $  0.06  $  (0.52) $   0.13

Diluted               $  (0.13) $  (0.21) $  0.06  $  (0.52) $   0.12

Weighted average
 shares:

Basic                  198,830   199,568  105,325   157,345   105,825

Diluted                198,830   199,568  107,190   157,345   108,204


(a) The results of operations include the results of operations of ICS from September 16, 2005, the date of acquisition.



                INTEGRATED DEVICE TECHNOLOGY, INC.
                RECONCILIATION OF GAAP TO NON-GAAP
                            (Unaudited)
(In thousands)
                        Three Months Ended             Year Ended
----------------------------------------------------------------------
                    April 2,    Jan. 1,   April 3,  April 2,  April 3,
                    2006 (a)    2006 (a)    2005    2006 (a)   2005
                   ----------- --------- --------- --------- ---------


GAAP Net income
 (loss)              $(26,540) $(42,288) $  6,179  $(81,708) $ 13,333
                   =========== ========= ========= ========= =========

GAAP Diluted
 Earnings Per Share  $  (0.13) $  (0.21) $   0.06  $  (0.52) $   0.12
                   =========== ========= ========= ========= =========
  Acquisition
   Related:

    Acquired IPR&D
     (1)                   --      (200)       65     2,300     1,830

    Amortization
     and impairment
     of acquisition
     related
     intangibles
     (1)               56,537    56,755     2,560   127,468     7,836

    Inventory FMV
     write-up (1)       2,868     5,539        --    13,348        --

    Acquisition
     related
     costs (2)          1,375     2,023       463     4,403     2,056

  Restructuring
   Related:

    Reduction in
     Force (3)          1,081       922     6,698     4,128     7,795

    Facility
     closure costs
     (4)                1,251       327        20    12,834       292

    Asset
     impairment (5)       (11)     (168)     (610)     (835)   (2,513)

  Other:

    Sales Tax
     Refund (6)            --        --    (5,617)       --    (5,617)

    Patent
     Settlement            --        --        --        --       (18)

    Loss on
     short-term
     investments
     (7)                   --        --        --     2,597        --

    Loss on equity
     investments
     (8)                   --        --        --        --    12,831
    Taxes affects
     of Non-GAAP
     adjustments
     (9)               (5,881)    4,897    (2,341)   (9,354)   (2,372)
                   ----------- --------- --------- --------- ---------

Non-GAAP net income  $ 30,680  $ 27,807  $  7,417  $ 75,181  $ 35,453
                   =========== ========= ========= ========= =========

Non-GAAP Diluted
 Earnings Per Share  $   0.15  $   0.14  $   0.07  $   0.47  $   0.33
                   =========== ========= ========= ========= =========

Weighted average
 shares:

Basic                 198,830   199,568   105,325   157,345   105,825

Diluted               205,582   200,441   107,190   159,450   108,204


GAAP gross profit      53,537    45,598    46,722   177,567   195,498
                   ----------- --------- --------- --------- ---------

  Acquisition
   Related:

    Amortization
     and impairment
     of acquisition
     related
     intangibles
     (1)               33,616    34,551     2,131    77,717     6,084

    Inventory FMV
     write-up (1)       2,868     5,539        --    13,348        --

    Acquisition
     related costs
     (2)                  739       910        --     1,713        --

  Restructuring
   Related:

    Reduction in
     Force (3)            926        34     3,208     1,875     3,555

    Facility
     closure costs
     (4)                  510       481        20     6,823       292

    Asset
     impairment (5)       (11)     (168)     (610)     (835)   (2,513)

  Other:

    Sales Tax
     Refund                --        --    (4,175)       --    (4,175)

    Patent
     Settlement            --        --        --        --       (18)
                   ----------- --------- --------- --------- ---------

Non-GAAP gross
 profit                92,185    86,945    47,296   278,208   198,723
                   ----------- --------- --------- --------- ---------



GAAP Operating
 Expenses:             85,781    83,873    46,516   272,409   181,575
                   ----------- --------- --------- --------- ---------

  Acquisition
   Related:

    Acquired IPR&D
     (1)                   --       200       (65)   (2,300)   (1,830)

    Amortization
     and impairment
     of acquisition
     related
     intangibles
     (1)              (22,921)  (22,204)     (429)  (49,751)   (1,752)

    Acquisition
     related costs
     (2)                 (636)   (1,113)     (463)   (2,690)   (2,056)

  Restructuring
   Related:

    Reduction in
     Force (3)           (155)     (888)   (3,490)   (2,253)   (4,240)

    Facility
     closure costs
     (4)                 (741)     (185)       --    (6,350)       --

  Other:

    Sales Tax
     Refund (6)            --        --     1,442        --     1,442
                   ----------- --------- --------- --------- ---------

Non-GAAP Operating
 Expenses              61,328    59,683    43,511   209,065   173,139
                   ----------- --------- --------- --------- ---------



GAAP Interest
 income and other,
 net                    2,499     2,944     3,361    10,733      (570)
                   ----------- --------- --------- --------- ---------

    Facility
     Closure Costs
     (4)                   --      (339)       --      (339)       --

    Loss on
     short-term
     investments
     (7)                   --        --        --     2,597        --

    Loss on equity
     investments
     (8)                   --        --        --        --    12,831
                   ----------- --------- --------- --------- ---------

Non-GAAP Interest
 income and other,
 net                    2,499     2,605     3,361    12,991    12,261
                   ----------- --------- --------- --------- ---------



GAAP Provision for
 Income Taxes          (3,205)    6,957    (2,612)   (2,401)       20
                   ----------- --------- --------- --------- ---------

    Taxes affects
     of Non-GAAP
     adjustments
     (9)                5,881    (4,897)    2,341     9,354     2,372
                   ----------- --------- --------- --------- ---------

Non-GAAP Provision
 for Income Taxes       2,676     2,060      (271)    6,953     2,392
                   ----------- --------- --------- --------- ---------


(a) The results of operations include the results of operations of ICS from September 16, 2005, the date of acquisition.

(1) Consists of costs related to our acquisition of ICS in Q2 2006, our acquisition of assets from Freescale in Q2 2006, our acquisition of Zettacom in Q1 2005, TCAM3 acquisition from IBM in Q2 2004 and acquisitions of Newave and Solidum in Q1 2002 and Q3 2003, respectively. These costs include amortization of acquired intangible assets, the FMV adjustment of acquired inventory sold, acquired in-process research and development, and impairment charges.

(2) Fiscal 2006 periods consist of additional depreciation, above market rental costs resulting from purchase accounting and retention costs incurred in connection with the acquisition of ICS and the acquisition of Freescale assets in Q2 2006. Fiscal 2006 periods also include costs incurred in connection with our acquisition of Zettacom in Q1 2005, such as retention earned by former employees. The prior year periods include only costs associated with our acquisition of Zettacom.

(3) Fiscal 2006 periods consist of severance and retention costs related to our merger with ICS in Q2 2006, primarily resulting from the elimination of duplicative functions, and costs related to previous reductions in force. The prior year periods consist of severance and retention costs related to previous reductions in force.

(4) Fiscal 2006 periods consist of costs associated with the exit of our leased facilities in Santa Clara during Q1 2006, severance and retention costs related the closure of our manufacturing facility in the Philippines during Q1 2006, and severance costs related to the closure of our design center in Australia in Q3 2006. Fiscal 2005 consists of costs associated with the closure of our manufacturing facility in Salinas.

(5) Consists of gains realized on the sale of assets related to our former manufacturing facility in Salinas, which were previously impaired.

(6)  Consists of a sales tax refund related to the Manufacturers
     Investment Credit.

(7) Fiscal 2006 periods consist of other-than-temporary impairment charges recognized in Q2 2006 and Q1 2006 primarily as a result of our merger with ICS.

(8) Consists of an impairment charge taken in Q1 2005 related to our investment in NetLogic.

(9) Q3 and Q4 2006 include taxes associated with the repatriation of cash under the Homeland Investment Act (HIA), offset in Q4 2006 by reversals of certain foreign jurisdiction deferred tax liabilities. Q3 2006 includes a book to tax return adjustment for 2005. Fiscal 2006 also includes a net reversal of tax reserves resulting from an audit settlement in Q1 2006, certain tax effects related to the closure of our manufacturing facility in the Philippines in Q1 2006 as well the tax effects of certain non-GAAP adjustments. Fiscal 2005 periods include a net reversal of tax reserves, resulting from a settlement with the Internal Revenue Service in Q4 2005, tax effects related to the closure of our manufacturing facility in the Philippines, as well as the tax effects of certain non-GAAP adjustments.


                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                      April 3,      Jan. 1,   Apr. 3,
(In thousands)                           2006        2006      2005
----------------------------------------------------------------------


ASSETS

Current assets:

Cash and cash equivalents              $266,173    $202,252  $188,761

Short-term investments                   29,800      87,208   392,472

Accounts receivable, net                 90,882      92,750    52,948

Inventories                              58,692      59,667    37,331

Prepaid and other current assets         20,370      22,449    11,292
                                     ---------------------------------

Total current assets                    465,917     464,326   682,804

Property, plant and equipment, net      108,663     120,383   124,570

Goodwill                              1,010,314   1,006,348    55,523

Acquisition-related intangibles         427,772     482,926    29,812

Other assets                             20,595      20,133     9,431
                                     ---------------------------------

TOTAL ASSETS                         $2,033,261  $2,094,116  $902,140
                                     =================================



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                        $39,891     $43,072   $18,726

Accrued compensation and related
 expenses                                23,198      18,426    15,293

Deferred income on shipments to
 distributors                            29,797      30,469    19,478

Income taxes payable                     29,125      29,549    25,722

Other accrued liabilities                25,633      28,857    20,206
                                     ---------------------------------

Total current liabilities               147,644     150,373    99,425


Deferred tax liabilities                 12,080      18,540     4,709

Long term liabilities                    15,581      15,339    10,890
                                     ---------------------------------

Total liabilities                       175,305     184,252   115,024


Stockholders' equity                  1,857,956   1,909,864   787,116
                                     ---------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                              $2,033,261  $2,094,116  $902,140
                                     =================================





    CONTACT: IDT Investor Relations
             Mike Knapp, 408-284-6515
             mike.knapp@idt.com
                   or
             IDT Worldwide Marketing
             Phil Bourekas, 408-284-8200
             phil.bourekas@idt.com
                   or
             Porter Novelli
             Brad Langley, 408-369-4600 ext. 636
             brad.langley@porternovelli.com